SALE AND LEASEBACK FINANCING COMMITMENT
                         ("COMMITMENT")


                     FUDDRUCKER'S RESTAURANT
                       THORNTON, COLORADO


June 30, 1997


     In reliance upon representations made by you in documents you furnished to us as described on Exhibit "A" hereto, AEI Fund Management, Inc., or its assigns, ("AEI"), agrees to purchase and you agree to sell and lease from AEI a Fuddrucker's restaurant to be located in Thornton, Colorado, by the Seller (the "Parcel"), which Parcel will be subject to the provisions and conditions herein contained.


A.   SELLER

     Name:          Fuddrucker's, Inc.

     Address:  One Corporate Plaza
               55 Ferncroft Road
               Danvers, MA 01923-4001
               Phone:  (508) 774-9115

B.   LESSEE

     Name:          Fuddrucker's, Inc.

     Address:  One Corporate Plaza
               55 Ferncroft Road
               Danvers, MA 01923-4001
     Phone:    (508) 774-9115


C.   PREMISES

      1.    Type of Improvements:  A Fuddrucker's restaurant (the
"Improvements").

     2.   Location:  Thornton, Colorado

     3.   Land: __________ s.f.

     4.   Building:  4,800 S.f.

Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997



D.   FEES AND COSTS

          1. An application and commitment fee equal to one percent (1.0%) of the total Purchase Price, as defined in Article E.1, of the Parcel (the "Commitment Fee") will be payable to AEI upon Seller's and Lessee's execution and return of this Commitment to AEI. The Commitment Fee shall be considered earned upon AEI's execution and delivery of this Commitment. At the Seller's election, the Commitment Fee may be reimbursed to Seller as a project cost funded by AEI.

          2. All outstanding real estate taxes, and levied and pending special assessments, due and payable prior to the Closing Date, as defined in Art. E.2 hereof, shall be paid by Seller or Lessee in full at or prior to the Closing Date.

          3. Seller or Lessee shall pay all expenses incident to the closing and necessary to comply with the requirements herein, as consistent with this Commitment, including AEI's attorney's fees necessary to complete this transaction. Such costs may be included, at Lessee's option, as a project cost, to be included in the Total Project Cost, as defined in Article E.1, funded by AEI.

E.        PURCHASE TERMS

          1. Purchase Price: Not to exceed $ 1,428,445.00 (may include all verifiable project costs, including those costs shown on Exhibit "B" attached hereto, (the "Total Project Cost"), but not to exceed approved MAI appraised value (the "Purchase Price").

          2. Closing Date: If Seller or Lessee has not performed under this agreement by August 1, 1997 (the "Closing Date"), this Commitment shall be null and void at the option of AEI unless extended as agreed to between the parties. In the event Seller or Lessee requests an extension and said extension is approved by AEI in its sole discretion, a written addendum to this Commitment shall be required.

          3. This Commitment shall not be assignable by Seller or Lessee, by law, or otherwise, but may be assigned by AEI at its option, in whole or in part, in such manner as AEI may determine, to an affiliate or affilitates of AEI, provided such assignment does not relieve AEI of its obligations to perform under this Commitment.

          4. Parcel Inspection: As a condition precedent to AEI's obligation hereunder, the Parcel shall be inspected and approved by AEI. Costs of said inspection would be paid by Seller as reimbursement to AEI for its actual costs of said inspection, to be paid at closing. Said costs shall not exceed one thousand dollars ($1,000).

     5. Management Review and Interview: AEI has conducted a management review of Lessee and has approved such management. As a condition precedent to AEI's obligations hereunder, there shall be no material change in the management of Lessee as of the Closing Date.

     6.   Seller   shall  deliver  to  AEI,  for  its   approval,
          documents to support AEI's standard credit underwriting requirements and financial documentation as required on Exhibit "D" attached hereto:


Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997




          7. Supporting Documents: As soon as possible, and as a condition precedent to closing on the Parcel, the supporting documentation listed below must be submitted to AEI not less than ten (10) business days prior to the Closing Date, in form and content satisfactory to AEI and its counsel:

                a. All documentation listed on Exhibit "C" attached hereto.

                b. A Commitment for an ALTA Owner's Policy of Title Insurance insuring marketable title in the Parcel. The policy shall be issued by a company acceptable to AEI and shall contain such endorsements as AEI may require including extended coverage, owners comprehensive coverage, and absent independent verification thereof satisfactory to AEI, a zoning compliance endorsement. Seller must provide, at its expense, an original and a copy of an ALTA owner's preliminary commitment for title insurance (ALTA owner - 1970 Form B) insuring marketability and subject only to such matters as AEI may approve. The title commitment should list Seller as the present fee owner and should show AEI as the fee owner to be insured. The title commitment should also include an itemization of all outstanding and pending special assessments or should state that there are none, if such is the case. It should also state the manner in which any outstanding assessments are payable, that is, whether they are payable in monthly or yearly installments, setting forth the amount of each such installment and its duration. The commitment should also include an itemization of taxes affecting the Parcel and the tax year to which they relate; should state whether taxes are current and, if not, should show the amounts unpaid, the tax parcel numbers, and whether the tax parcel includes property other than the Parcel to be purchased. All easements, restrictions, documents, and other items affecting title should also be listed in Schedule "B" of the title commitment. COPIES OF ALL INSTRUMENTS CREATING SUCH EXCEPTIONS MUST BE ATTACHED TO THE TITLE COMMITMENT.

                     c.Insurance  policies  issued  by  companies
               acceptable to AEI for the following types of coverage, with loss clauses in favor of AEI, complying with the guidelines set forth on Exhibit "E" attached hereto.

                     d.As-Built survey acceptable to AEI prepared
               by a licensed surveyor reasonably acceptable to AEI, complying with the guidelines set forth on Exhibit "F" attached hereto.

                     e.Final  plans  and specifications  for  the
               Improvements prepared by an architect or engineer reasonably acceptable to AEI.

                     f.A  soil  report prepared  by  an  engineer
               reasonably acceptable to AEI.

                     g.Appraisal of the Parcel by an  independent
               M.A.I. or other appraiser reasonably acceptable to AEI, which report shall include a land value estimate, application of the three approaches to value (sales comparison, income capitalization, and cost), and a reconciliation of value.

                     h.Certificate  of Occupancy,  or  its  equiv
               alent, issued by the appropriate authorities indicating that the Parcel is in compliance with building, zoning and subdivision, environmental and energy laws and regulations. Also a


Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997




                     letter from the appropriate officer  of  the
               municipality or county exercising land use control over the Parcel stating: (a) the zoning code affecting the Parcel; (b) that the Parcel and its intended use complies with such zoning code, city ordinances and building and use restrictions; (c) that there are no variances, conditional use permits or special use permits required for use of the Improvements on the Parcel, or if such permits are required, specifying the existence of same and their terms, and (d) that the Parcel complies with the platting ordinances affecting it and can be conveyed without the requirement of a plat or replat of the Parcel. If the Parcel falls within any subdivision rules or regulations, evidence of compliance with such subdivision regulations, or waiver of the same by the appropriate officials, is required. (Zoning compliance letter to be ordered by AEI).

                     i.Written  advice  from  all  proper  public
               utilities and municipal authorities, that utility services are available and connected to the Parcel for gas, electricity, telephone, water and sewer. (To be ordered by AEI).

                     j.Certificate of Completion executed by  the
               project architect, general contractor and owner certifying that the Improvements have been completed in accordance with the plans and specifications and comply with all applicable building, zoning, energy, environmental laws and regulations, and the Americans with Disabilities Act.

                     k.Copies  of  any  and all certificates,  pe
               rmits, licenses and other authorizations of any governmental body or authority which are necessary to permit the use and occupancy of the Improvements on the Parcel, specifically including, but not limited to, liquor licenses.

                     l.Certified cost statement showing the  cost
               of the land and of the Improvements constructed on the Parcel, signed by the owner and general contractor, and an item by item list of the components comprising the Improvements.

                     m.Fully  executed License  Agreement(s)  for
               development   of  the  Parcel  as  a   Fuddruckers
               Restaurant in the State of Colorado.

                     n.Photographs of all sides of  the  exterior
               and interior of the completed Improvements.

                     o.Certified  copies of the  Articles  of  In
               corporation, By-Laws and Good Standing Certificate for the Seller and Lessee, together with all other documents AEI deems necessary to support the authority of the persons executing any documents on behalf of the corporation, including encumbrancy certificates and corporate resolutions of the directors and shareholders.

                     p.UCC searches on Seller and Lessee from the
               offices  of  Secretary  of State  and  the  County
               Recorder for the state and county in which the Parcel is located.


Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997



                    q.Environmental Assessment Report prepared by
               an engineer satisfactory to AEI containing evidence satisfactory to AEI that the Parcel complies with all federal, state and local environmental regulations.

                     r.Execution of:  Lease; Opinion of Seller's,
               Lessee's and Guarantor's Counsel; Hazardous Substance Indemnity Agreement of Seller, Lessee and Guarantor; Seller's, Lessee's and Guarantor's Affidavit; all in form and substance satisfactory to AEI, consistent with the terms hereof.

F.             LEASE TERMS

               1.   Base Rent:

                    a.Initial Annual Rental Rate as Percentage of
               Purchase Price:                        10.75%
                    Rent shall be payable in advance of the first
               day of each month in equal monthly installments.

                     b.Beginning in the fourth (4th)  lease  year
               and every third (3rd) lease year thereafter, in the 7th, 10th, 13th, 16th and 19th lease years, and including any renewal terms, such annual rent will increase by an amount equal to the sum of the increase in the prior three years' consumer price index ("CPI"), such rental rate increase not to exceed seven and thirty five one-hundredths percent (7.35%). "CPI" referred to herein is defined as the Consumers Price Index value for all Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor for U.S. City Average, All Items (1982-1984=100)."

               2.   Initial Lease Term: 20 years.

               3.    Renewal Terms:  Three (3) terms of five  (5)
               years each.

               4.   Type of Use:   Casual Dining Restaurant.

          5. The lease between AEI and Lessee, which shall be in a substantially similar form to the lease, dated June 10, 1996, executed between Americana Dining Corp. and AEI for the Champps, Lyndhurst, OH property (the "Lease"), shall be prepared by AEI and acceptable to AEI and to Lessee subject to Article L. hereof and also include, but not be limited to, the following clauses:

          6. It is the intent of the parties that the Lease shall be a net lease in all respects and that the Rent shall be a net rent paid to AEI; any and all other expenses including, but not limited to, maintenance, repair, insurance, utilities, costs, taxes and assessments shall be paid by Lessee.

          7. The Lease will be guaranteed by the party listed in Article G. below, in accordance with a Guarantee, in the a substantially similar form in accordance with that Guarantee executed between DAKA International and AEI for the Champps, Lyndhurst, OH property (the "Guaranty"), to be prepared by AEI and acceptable to AEI and to Seller subject to Article L. hereof.



Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997




G.        GUARANTOR(S) OF LEASE

          Name:     Unique Casual Restaurants, Inc.

          Address:  One Corporate Place
                    55 Ferncroft Road
                    Danvers, MA 01923-4001
          Phone:    (508) 774-9115

     During  the  term of the Lease, Guarantor(s)  shall  provide
     audited   financial  statements,  annually   and   quarterly
     statements as may be reasonably required by the Guarantee.

     Guarantor  may  be  released from the  Guaranty  upon  terms
     mutually agreed upon by both parties to this Commitment   as
     set forth in the Guaranty.

H.   DOCUMENTS

     The documents listed below shall be prepared by AEI's counsel in accordance with the terms hereof and executed at, or prior to, the Closing Date in form and substance satisfactory to AEI:

     1.   Net Lease Agreement.
          2. Attorney's Opinion Letter to be given by Seller's, Lessee's and Guarantor's in-house counsel necessarily familiar with the conduct of Seller's, Lessee's and Guarantor's business and due authority of the signatories to render such opinion and an opinion from an attorney in the state in which the Parcel is situated as to, inter alia, the enforceability of the Lease.

     3.   Lessee's Estoppel Letter.

     4.   Affidavit of Seller, Lessee and Guarantor.

     5.   Hazardous Substances Indemnification Agreement of
          Seller, Lessee and Guarantor.

     6.   FIRPTA Affidavit of Seller.

     Seller shall furnish a proposed Warranty Deed to AEI's counsel for its review and approval.

I.   FAIR CREDIT REPORTING ACT

     Seller and Lessee warrants that all credit information submitted is true and correct, and authorizes AEI to make credit investigations and obtain credit reports and other financial information, written or oral, respecting Seller and Lessee's credit and financial position, as it may deem necessary or expedient at Seller and Lessee's cost and expense.

J.   INTERPRETATION

     This Commitment, and the terms of the transaction contemplated to be made in conformity herewith, shall be construed in accordance with all applicable governmental regulations and in accordance with the laws of the State of Colorado.

K.   CERTIFICATION

     Seller and Lessee hereby certify that:



Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997



          1. It does not have any actions or proceedings pending, which would materially affect the Parcel, or Lessee, except matters fully covered by insurance;

          2. The consummation of the transactions contemplated hereby, and the performance of this Commitment and the delivery of the Lease and other security and credit instruments, will not result in any breach of, or constitute a default under, any indenture, bank loan or credit agreement, or other instruments to which Seller or Lessee is a party or by which it may be bound or affected;

          3. All of both Seller's and Lessee's covenants, agreements, and representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive the delivery to AEI of the Lease and other documents furnished in accordance herewith, and the provisions hereof shall continue to inure to AEI's benefit, and its successors and assigns;

          4. Upon the date of execution of the other documents contemplated by this Commitment, the Parcel shall be in good condition, substantially undamaged by fire and other hazards, and the same shall not have been made the subject of any condemnation proceedings.

L.   TERMINATION

      This Commitment may be terminated prior to closing at AEI's option (but reserving to AEI its right to pursue its remedies at law or equity for Seller or Lessee's breach hereof) in such manner as AEI may determine, if: 1) Seller or Lessee fails to comply with any of the terms hereof, including but not limited to, obtaining AEI's approval of the Supporting Documents listed in Paragraph E.6. above, and does not satisfactorily cure the same on or before the Closing Date; 2) a material default exists in any financial obligation of Seller, Lessee or Guarantor which would have a material adverse effect on Seller, Lessee or Guarantor's performance under this Commitment; 3) any representation made in any submission proves to be untrue, substantially false or misleading at any time prior to the Closing Date which would have a material adverse effect on Seller, Lessee or Guarantor's performance under this Commitment; 4) there has been a material adverse change in the financial condition of Seller, Lessee or Guarantor since the date of execution of the Commitment or there shall exist a material action, suit or proceeding pending or threatened against Seller, Lessee or Guarantor which would have a material adverse effect on Seller, Lessee or Guarantor's performance under this Commitment; 5) any bankruptcy, reorganization, insolvency, withdrawal, or similar proceeding is instituted by or against Seller, Lessee or Guarantor.

     In the event Seller or Lessee and AEI do not reach mutual agreement on the documents contemplated to be executed by either party hereunder, this Commitment may be terminated at the option of either party; AEI shall in such event refund the Commitment Fee to Seller, less AEI's out-of-pocket expenses incurred hereunder, including but not limited to attorney's fees.

     AEI, Seller and Lessee acknowledge the unique nature of the Parcel and agree that the mutual remedies of any party hereunder shall be limited to the liquidated damages equal to the amount of the Commitment Fee plus the outside counsel's fees incurred by the party in connection with this Commitment prior to the date of termination.


Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997




M.   INCORPORATION OF SUBMITTED WRITTEN MATERIALS AND AMENDMENTS

       This Commitment is issued by AEI pursuant to all written materials previously submitted to AEI by Seller, Lessee or Guarantor as described on Exhibit "A" hereto (the "Submitted Written Materials") and it is a proviso hereof that the terms and provisions of said Submitted Written Materials are by express and specific reference incorporated herein and made a part hereof. Provided, however, in the case of any contradiction, variance, or ambiguity between any of the terms and provisions hereof and those of the Submitted Written Materials, the terms specifically delineated in this Commitment shall govern and shall supersede the conditions of the Submitted Written Materials. Neither this Commitment nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and in the case of AEI, signed by Robert P. Johnson, President of AEI, or his designee in writing signed by Mr. Johnson authorizing such other party to execute a specific change, waiver, discharge or termination instrument on behalf of AEI.

N.   EXPIRATION

     This Commitment must be executed and returned by registered or certified mail to AEI no later than July 7, 1997 for the terms herein to be effective for the Parcel.

                              AEI Fund Management, Inc. (AEI)


                                By: /s/ Robert P Johnson
                                        Robert P. Johnson
                                        President

STATE OF MINNESOTA  )
                    )  ss
COUNTY OF RAMSEY    )

     On this 7th day of July, 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert
P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management, Inc., a Minnesota corporation, on behalf of said corporation.

                                   /s/ Barbara J Kochevar
                                       Notary Public

               [notary seal]

This Commitment is accepted and agreed to this 1st day of July, 1997.



Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997


FUDDRUCKERS, INC.             FUDDRUCKERS, INC.
(Seller)                      (Lessee)



By:  /s/ Donald C Moore       By:  /s/ Donald C Moore

     Its:  Sr. Vice Pres           Its:  Sr Vice Pres


STATE OF Massachusetts   )
                         )  ss
COUNTY OF Essex     )

     On this 1st day of July, 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared Donald C Moore, personally known to me to be the person who executed the within instrument as the Sr Vice Pres of Fuddruckers, Inc a Texas corporation, on behalf of said corporation.


                         /s/ Jane Blanchette
                             Notary Public /s/ my commission expires 4-8-99


STATE OF Massachusetts   )
                         )  ss
COUNTY OF Essex     )

     On this 1st day of July, 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared Donald C Moore, personally known to me to be the person who executed the within instrument as the Sr Vice Pres of Fuddruckers Inc, a Texas corporation, on behalf of said corporation.


                          /s/ Jane Blanchette
                              Notary Public

      I/We  authorize  the  release  of  any  information  deemed necessary  by AEI to verify any and all information  supplied  to
AEI.   I/We shall hold AEI harmless for any damages arising  from verification of said information.

Fuddruckers Inc.

BY: /s/ Charles Redepenning        Dated:  July 1, 1997
Title:  (Seller)Sr. Vice Pres


Fuddruckers, Inc.
BY: /s/ Charles Redepenning        Dated:  July 1, 1997
Title:  (Lessee)Sr Vice Pres



Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997

                           EXHIBIT `A'
        DOCUMENTS PROVIDED TO AEI PRIOR TO THE COMMITMENT



1.   Demographics for the site.

2.   Site plan.

3.   Information regarding area competition.

4.   Budget





Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997


                           EXHIBIT "B"
         (Costs which may be included in the purchase.)



01. Land Costs or Site Acquisition Costs at Seller's or Lessee's actual cost from unaffiliated parties.
02.  Demolition Costs and Site Preparation Costs.
03.  Architectural and Engineering Fees paid to non-affiliates.
04.  Outside Labor Costs.
05.  Material Costs.
06.  Soil Tests Costs.
07.  Surveying Costs paid to non-affiliates.
08.  Building   permits,  use  permits  and  other   governmental
     charges.
09.  Contractor Fees to non-affiliates.
10.  Builders'  Risk  Insurance  and Public  Liability  Insurance
     Premiums during the
     construction period.
11.  Utility Charges during construction.
12.  Construction Interest.
13.  AEI's one percent  (1%) Commitment Fee.
14.  Title Insurance Fees and Charges.
15.  Recording Fees and Registration or Conveyancing Taxes, Fees,
     or Charges.
16. Real Estate Taxes due and payable, or actually paid by Seller as of the date of closing.
17. Special Assessments levied and pending and actually paid by Seller as of the date of closing.
18.  Appraisal Fees paid to non-affiliates (maximum $5,000).
19.  Attorneys' Fees of Seller and Lessee.
20. Attorneys' Fees of AEI: As long as Seller and/or Lessee is not in default hereunder, a fixed flat fee of $5,500 to close the transaction, unless additional fees or costs are
     incurred    for   extraordinary   matters   not   reasonably
     anticipated or evident from the information available to AEI as of the date hereof.
 21. Attached, Permanent Equipment, not including signage, not to exceed nine percent (9.0%) of the Purchase Price.





Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997

                           EXHIBIT "C"
               PRELIMINARY DOCUMENTATION CHECKLIST



Prior to funding, the following must be received and approved by AEI, along with those items specified more fully in the Sale and Leaseback Financing Commitment.


          1. Current financial statements as described on Exhibit "D" attached hereto.

          2.   Site plan.

          3.   Itemized Budget of total project cost.

          4.   Site demographics.

          5.   Area competition.





Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997


                           EXHIBIT "D"

              FINANCIAL DOCUMENTATION REQUIREMENTS


Lessee shall deliver to AEI, for its approval, the following documents to support AEI's standard credit underwriting requirements:

        I. Lessee's consolidated financial statements, to include at a minimum a balance sheet and operating statement, for Lessee's most recent reporting period, year-to-date period and prior three fiscal year periods. Said financial statements must be represented and warranted by Lessee's Chief Financial Officer, or other authorized individual, using the certification language appearing below.

        II.Financial statements of the Parcel to be purchased, to include at a minimum a balance sheet and operating statement for the Parcel's most recent reporting period and year-to-date period. Said financial statements must be represented and warranted by Lessee's Chief Financial Officer, or other authorized individual, using the certification language appearing below.

        III.           Guarantor's,  or  its  predecessor's,
        Form 10-K reports as filed with the Securities and Exchange Commission (hereafter "SEC") for each of its past three fiscal years.

        IV.Guarantor's,   or   its  predecessor's,   current
        fiscal year Form 10-Q reports as filed with the Securities and Exchange Commission.

        V.   Guarantor's,   or  its  predecessor's,   Annual
        Shareholder  reports  for  its  past  three   fiscal
        years, if available.

        VI.Guarantor's,  or  its  predecessor's,   Quarterly
        Shareholder reports for its current fiscal year, if available.

        VII. If available, Seller's consolidated financial statements, to include at a minimum a balance sheet and operating statement, for Seller's most recent reporting period, year-to-date period and prior fiscal year period. Said financial statements should be certified by Seller's Chief Financial Officer, or other authorized individual, as being true and correct.

        VIII. Pro forma of first year's operations for the property to be purchased.

        IX.Itemized budget of total project cost for the property to be purchased.


Lessee's and Guarantor's financial statements shall be prepared in accordance with current GAAP guidelines and, if not audited or submitted to the SEC as either Form 10-K's or Form 10-Q's, signed by Lessee's and Guarantor's Chief Financial Officers, or other authorized individuals, who must represent and warrant the accuracy thereof. The certification language must read as follows:

   "The  undersigned hereby represents and warrants that
   the   information   contained  in   these   unaudited
   financial statements



Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997




   is   true  and  correct  in  all  material  respects,
   understands   that   AEI   is   relying   upon   such
   information as an inducement for entering into a purchase and lease transaction with the undersigned, and expressly represents that AEI may have reliance upon such information."


Please direct all questions regarding the foregoing to the property acquisitions department. The toll-free number is 1
800-328-3519.







Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997

                           EXHIBIT "E"
                     INSURANCE REQUIREMENTS
                      (SALE AND LEASEBACK)

The following instructions should be followed with respect to requesting insurance policies on the Parcel:

1. An original property insurance policy for "All Risk" or "Special Form" coverage perils, including all exclusions and endorsements, will be required. The policy(s) shall be written with a coverage amount at full Replacement Cost of the Parcel, annually updated, including Improvements. The insured Parcel shall be described by the address of the Parcel. In the event that it is impossible to furnish the original policy in time for the closing on AEI's purchase of the Parcel, an Insurance Certificate, form ACORD 27, detailing the policy coverage forms, with a paid receipt shall be acceptable. The original policy shall be forwarded to AEI without delay.

2. If the coverage referred to in Item 1. above is written via a blanket insurance policy, a Certificate of Insurance with a Statement of Values attached will be acceptable.

3.   All property insurance policies shall include a Building
Ordinance Compliance Endorsement.

4. All property insurance policies shall be written with no coinsurance.

5. The maximum deductible for any property insurance policy shall be $1,000.

6. Property insurance shall include Loss of Rents insurance in an amount to cover at least a 12 month period with the loss proceeds payable to AEI.

7. Flood insurance shall be required, in amounts acceptable to AEI, unless evidence is provided that the Parcel is not located in a designated Federal flood or storm surge area. Satisfactory evidence to determine if coverage is necessary shall be a Base Flood Elevation Certificate and/or a National Geodetick Vertical Datum (NGDV)-National standard reference datum for elevations, formerly referred to as Mean Sea Level (MSL) of 1929. If flood insurance coverage is required, it shall be in amounts of __ with deductibles of ____________ .

8. Earthquake insurance shall be required, in amounts acceptable to AEI, unless evidence is provided that the Parcel is not located in a federally designated earthquake prone area or is not in an ISO High Risk Earthquake Zone. If earthquake coverage is required, it shall be in the amounts of ______________ with deductibles of ______________ .

9. Comprehensive General Liability coverage shall be written, with limits of $2,000,000 per occurrence and $5,000,000 aggregate. These limits can be accomplished either by underlying liability policies or by the sum of the underlying policy plus an excess or umbrella policy. The coverage shall include an endorsement in favor of AEI which is ISO Form CG 20 11 11 85 Additional Insured - Managers Or Lessors Of Premises", or an equivalent endorsement. The coverage shall by written on an Occurrence Form basis and shall include Broad Form Contractual Liability coverage. The Claims Made form of coverage is not acceptable. The maximum deductible for any liability insurance policy shall be _____________.

10. If liquor is sold on the premises of the Parcel, Liquor Liability coverage (also known as Dram Shop coverage) shall be required. The coverage shall be written in the statutory amount which is required by the State in which the Parcel is located, if said State has a maximum recovery statute. Otherwise,



Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997



the coverage shall be written with limits of $2,000,000 per occurrence and $5,000,000 aggregate.

11. At any time, at the discretion of AEI, Pollution Liability coverage may be required.

12. The "Additional Requirements For All Insurance Policies" are as follows:

     a. Definition of "AEI" regarding Additional Insured and Loss
     Payee Endorsements:

          "AEI _______________________ Limited Partnership, AEI
          ______________, Inc., the Corporate General Partner, Robert P. Johnson, as the Individual General Partner and its successors and assigns as their respective interests may appear. "

     b. Each policy shall be accompanied a proof of payment of the first annual premium.

     c. All property policies shall name AEI as Loss Payee and Additional Insured.

     d. All liability policies shall name AEI as Additional
     Insured.

     e. All property and liability insurance policies shall contain Waiver of Subrogation Endorsements waiving all rights of subrogation, if any, against AEI.

     f. AEI shall receive a thirty (30) day written notice in the event of cancellation, material amendment, or expiration without renewal of the policies. The certificate of insurance must not contain the following language: "will endeavor to mail" and "but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives".

     g. All insurance companies shall be approved in writing by AEI.

     h. All property and liability insurance policies will be analyzed at least quarterly regarding their coverages and adjusted at any time at the option of AEI.

13. At the discretion of AEI, key man insurance can be required as called for in Lessee's Sale and Leaseback Financing Commitment with AEI as owner of the policy or sole and irrevocable beneficiary.

* Please call in AEI's Insurance Analyst in the Lease Management
Department to determine amounts, 1-800-328-3519.

6/97





Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997

                           EXHIBIT "F"

                       Survey Requirements



1. The plat or map of such survey must bear the name, address and signature of the licensed land surveyor who made the survey, that surveyor's official seal and license number (if any, or both), and the date of the survey, with the following certification:

     I, _________________________, a registered land surveyor, in and for the State of Colorado, do hereby certify to (AEI Fund to be specified), ____________________________ a
     Minnesota limited partnership, or their assigns Lawyers Title Insurance Corporation and Fuddrucker's Inc. (PLEASE CONTACT ACQUISITIONS CLOSING MANAGER AT 1-800-328-3519 FOR INFORMATION), and Lawyer's Title Insurance Corporation, that this is a true and correct plat of a survey of

          (Insert Legal Description)

     which correctly shows the location of all buildings, structures and improvements on said described property; that there are no visible encroachments onto adjoining properties, streets, alleys, easements or setback lines by any of said buildings, structures or improvements; that there are no recorded or visible right of ways or easements on said described property, except as shown on said survey; that there are no party walls or visible encroachments on said described property by buildings, structures or other improvements situated on adjoining property, except as shown on said plat or survey; and that the described property has direct access to a publicly dedicated right-of-way at the location shown on said plat or survey.

          By:  _________________________

          Dated:  _______________________

2. If the street address of the Parcel is available, it should be noted on the survey.

3. The survey boundary should be drawn to a convenient scale, with that scale clearly indicated. If feasible, a graphic scale should be indicated. When practical, the plat or map of survey should be oriented so that North is at the top of the drawing. Supplementary or exaggerated scale diagrams should be presented accurately on the plat or map and drawn to scale. No plat or map drawing less than the minimum size of 8-1/2" by 11" will be acceptable.

4.   The  plat  or  map  of survey should meet with  the  minimum
     Standard Detail Requirements for Land Title Surveys as adopted by the American Title Association and American
     Congress on Surveying and Mapping.

5. The character and location of all buildings upon the plot or parcel must be shown and their location given with reference to boundaries. Proper street numbers should be shown where available. Physical evidence of easements and/or servitudes of all kinds, including but not limited to those created by roads, rights of way, water courses, drains, telephone, telegraph or electric lines, water, sewer, oil or gas pipelines, etc., on or across the surveyed property and on adjoining properties if they appear to affect the enjoyment of the surveyed property should be



Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997




     located and noted. If the surveyor has knowledge of any such easements and/or servitudes, not physically evidenced at the time the present survey is made, such physical non-evidence should be noted. All recorded easements, rights of way and other record matters affecting the Parcel should be located and identified by recording date. Surface indications, if any, of underground easements and/or servitudes should also be shown. If there are no buildings erected on the property being surveyed, the plat or map of survey should bear the statement "No Buildings". Curb cuts and adjoining streets should be shown.

6. Joint or common driveways and alleys must be indicated. Independent driveways along the boundary must be shown together with the width thereof. Encroaching driveways, strips, ribbons, aprons, etc., should be noted. Rights of access to public highways should be shown. The right-of-way line of any public street must be shown in relationship to the property surveyed and the street must be labeled "Publicly Dedicated" or "Private Thoroughfare" as the case may be.

7. As minimum requirement, at least two (2) sets of prints of the plat or map of survey should be furnished to AEI, 1300 Minnesota World Trade Center, 30 E. Seventh Street, St. Paul, MN 55101, attention: Acquisitions Closing Manager, and one (1) copy to the title company.

8. The survey should certify as to the total square footage of the area surveyed and as to the square footage at the exterior walls of any improvements on the Parcel. The survey should note the absence of, or indicate the existence of, any building restriction or setback lines. Paved areas should be shown and the survey should designate the area for parking and its dimensions. If completed, the survey should indicate the actual number of parking spaces and, if possible, the actual parking spaces should be outlined on the survey.









Seller/Lessee Initial: /s/ cr
Commitment For: Fuddrucker's Restaurant/Thornton, Co
June 30,1997